UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2020

RLJ LODGING TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35169	27-4706509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bethesda Metro Center

Suite 1000

Bethesda, MD 20814

(Address of Principal Executive Offices, and Zip Code)

(301) 280-7777

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, par value $0.01 per share	RLJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2020, RLJ Lodging Trust (the “Company”) and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into a new employment agreement with Leslie D. Hale, the President and Chief Executive Officer of the Company. Previously the Company and the Operating Partnership entered into an employment agreement with Ms. Hale, dated August 22, 2016 (the “Prior Agreement”). Subsequent to the execution of the Prior Agreement, the Company’s Board of Trustees (the “Board”) appointed Ms. Hale as the Company’s President and Chief Executive Officer. The new employment agreement (the “New Agreement”), which supersedes the Prior Agreement, is effectively a continuation of the Prior Agreement and contains terms and conditions that are substantially identical to the Prior Agreement. Pursuant to the New Agreement, Ms. Hale will continue in her role as the Company’s President and Chief Executive Officer.

The New Agreement is effective as of February 14, 2020. The New Agreement has a three-year term with an automatic renewal term of one additional year unless either party gives 60 days’ prior written notice that the term will not be extended. Ms. Hale’s base salary each year will be $840,000. Ms. Hale is eligible for grants of equity and a cash bonus. Ms. Hale’s target cash bonus opportunity is equal to 150% of her base salary (with the actual bonus to be determined by the compensation committee of the Board).

The New Agreement also sets forth Ms. Hale’s rights to severance upon termination of employment. Regardless of the reason for any termination of employment, Ms. Hale is entitled to receive the following benefits: (i) payment of any unpaid portion of her base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the New Agreement.

In addition to the benefits described above, if the Company terminates Ms. Hale’s employment without “cause” (including non-renewal by the Company as of the end of the initial term of the New Agreement), or if Ms. Hale resigns for “good reason,” Ms. Hale is entitled to a severance payment of: (i) a pro-rata cash bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change of control (as defined in the Company’s equity incentive plan) when satisfaction of the performance criteria is not required); (ii) continued payment of her base salary, as in effect as of Ms. Hale’s last day of employment, for a period of 36 months (or, in the case of non-renewal of the initial term by the Company, 24 months); (iii) continued payment for life and health insurance coverage for 24 months to the same extent the Company paid for such coverage immediately prior to termination; (iv) three times (or, in the case of non-renewal of the initial term by the Company, two times) her target annual cash bonus for the year of termination; and (v) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to Ms. Hale, which may be conditioned on the ultimate achievement of the performance goals (except in the case of a termination at or after a change of control (as defined in the Company’s equity incentive plan) when satisfaction of the performance criteria shall not be required). The foregoing benefits are conditioned upon Ms. Hale’s timely execution and non-revocation of a general release of claims.

For purposes of the New Agreement, the term “cause” means any of the following, subject to any applicable cure provisions: (i) gross negligence or willful misconduct in connection with the performance of Ms. Hale’s duties; (ii) the conviction of Ms. Hale of any felony; (iii) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of Ms. Hale at the expense of the Company or its subsidiaries; or (iv) the material breach by Ms. Hale of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with the Company. The term “good reason” under the New Agreement means any of the following, subject to any applicable cure provisions, without Ms. Hale’s consent: (i) the assignment to Ms. Hale of substantial duties or responsibilities inconsistent with Ms. Hale’s position with the Company, or any other action by the Company that results in a substantial diminution of Ms. Hale’s duties or responsibilities; (ii) a requirement that Ms. Hale work principally from a location that is 30 miles further from her residence than the Company’s address on the effective date of the New Agreement; (iii) a material reduction in Ms. Hale’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets or on account of the provisions of the New Agreement; or (iv) any material breach by the Company of the New Agreement.

If Ms. Hale’s employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, Ms. Hale (or Ms. Hale’s estate, as applicable) is entitled to receive: (i) payment of the pro rata share of any performance bonus to which Ms. Hale would have been entitled for the year of death or disability regardless of whether the performance criteria have been satisfied; and (ii) vesting of all unvested equity awards.

If Ms. Hale’s employment terminates due to retirement, in addition to the benefits to be provided regardless of the reason for the termination of employment, Ms. Hale is entitled to receive: (i) payment of any pro rata share of any performance bonus to which she would have been entitled for the year of retirement to the extent the performance goals have been achieved; and (ii) vesting of all unvested equity awards, which may be conditioned on the ultimate achievement of the performance goals.

If the parties fail to extend the New Agreement or enter into a new agreement on or before the end of the renewal term and Ms. Hale’s employment terminates at the end of or after such term, in addition to the benefits to be provided regardless of the reason for termination of employment, Ms. Hale is entitled to receive: (i) vesting of all unvested time-based equity awards and (ii) payment of any pro rata share of any performance bonus to which she would have been entitled for the year of non-renewal to the extent performance goals have been achieved.

The New Agreement contains customary non-competition and non-solicitation covenants that apply during the term and for a period of 24 months following the expiration or termination of Ms. Hale’s employment.

A copy of the New Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Employment Agreement, dated as of February 14, 2020, by and among RLJ Lodging Trust, RLJ Lodging Trust, L.P. and Leslie D. Hale
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: February 20, 2020	By:	/s/ Frederick D. McKalip
Frederick D. McKalip Senior Vice President and General Counsel